Exhibit 99.T3E-14

To:                              UPC Polska, LLC

UPC Polska Finance, Inc.
4643 Ulster Street, Suite 1300
Denver, CO 80237

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Re:                               UPC Polska, LLC (the “Company”) and UPC Polska Finance, Inc. (and together with the
Company, the “Issuers”) Senior Notes due March 31, 2007 (the “Senior Notes”)

Ladies and Gentlemen:

Reference is made to the indenture (the “Indenture”), expected to be dated as of February 2, 2004, between the Issuers and Wilmington Trust Company, as trustee, pursuant to which the Senior Notes will be issued by the Issuers.  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

In connection with the issuance of Senior Notes to the undersigned, the undersigned hereby represents and certifies to the Issuers that the undersigned [  ] is or [  ] is not (check one as applicable) a Qualified Institutional Buyer (“QIB”) as such term is defined in Rule 144A(a)(1) of the Rules and Regulations Promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that (i) only a  prospective Holder that certifies that it is a QIB will receive Securities that will be eligible to be traded on the PORTAL market, (ii) a prospective Holder that does not certify that it is a QIB will be treated as an Institutional Accredited Investor (“IAI”), as such term is defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act, and will not receive PORTAL eligible Securities and (iii) an IAI that is a QIB may exchange its interest in the IAI Global Security or its Physical Securities, as applicable, for PORTAL eligible Securities as set forth in Articles 2 and 3 of the Indenture, including without limitation, Sections 202 and 307 thereof.

The undersigned understands and acknowledges that the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Holder]

By:
Name:
Title:
Date:
Telephone:
Address:

Name of Beneficial Holder:

Account number of Beneficial Holder:

Information regarding DTC Participant through which the beneficial holder holds Senior Notes of UPC Polska:

Name of DTC Participant:

DTC Account Number of DTC Participant (if available):

Description of Senior Notes of UPC Polska held

Senior Notes of UPC Polska held: Aggregate principal amount due at maturity (as opposed to accreted value as of any particular date)
14½% Senior Discount Notes due 2008 (CUSIP 045920AB1)
14½% Senior Discount Notes due 2009 (CUSIP 045920AF2)
Series C Senior Discount Notes due 2008 (CUSIP 045920AE5)
Series C Senior Discount Notes due 2008 (ISIN# XS0094166096)